Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces Second Quarter 2018 Financial Results

Second Quarter Net Sales Exceeds Company Guidance

Raises Net Sales Outlook for 2018

WINSTON-SALEM, N.C., August 7, 2018 -- Primo Water Corporation (“Primo”) (Nasdaq: PRMW) today reported financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Business Highlights:

●	Exchange net sales increased 10.4% to $20.0 million

●	Net income of $0.5 million, or $0.01 per diluted share

●	Adjusted EBITDA increased 7.2% to $15.0 million

●	Record sell-thru of dispenser units; an increase of 16.0% to 196,000

●	Continued acceleration of U.S. Exchange same-store unit growth to 9.7%

(All comparisons above are with respect to the second quarter ended June 30, 2017)

“We are pleased with the results for the second quarter as we exceeded our top-line expectations. In addition to the strong second quarter operating performance, we successfully completed a follow-on equity offering, which allowed us to refinance all of our outstanding debt into a new credit facility,” commented Matt Sheehan, Primo Water’s President and Chief Executive Officer. “The interest savings under our new credit facility will allow us to accelerate investment in strategic growth initiatives that we believe will drive customer awareness, household penetration and water growth. These initiatives, including successful promotions executed to-date, continued to drive our growth, including an acceleration of our U.S. Exchange same-store unit growth. Our team’s executional focus around our purpose of Inspiring Healthier Lives Thru Better Water and our core strategies give us the confidence to once again raise our net sales outlook for the remainder of 2018.”

Second Quarter Results

Net sales increased to $75.8 million from $74.8 million for the prior year quarter, driven by growth in Refill and Exchange, which was partially offset by an expected decrease in Dispensers due to the timing of shipments. Refill net sales increased 1.3% to $44.7 million from $44.2 million for the prior year quarter. Exchange net sales increased 10.4% to $20.0 million from $18.1 million for the prior year quarter, driven by an acceleration in U.S. same-store unit growth to 9.7%. Dispensers segment net sales decreased 11.8% to $11.1 million from $12.5 million for the prior year quarter, due to the timing of shipments, while consumer demand, or sell-thru, increased approximately 16.0% to a record 196,000 units for the second quarter of 2018.

Interest expense increased to $11.2 million for the three months ended June 30, 2018 from $5.0 million for the prior year quarter. The increase was primarily due to the refinancing of our outstanding debt, which resulted in $3.9 million of prepayment penalties and $3.0 million related to the non-cash write-off of issuance costs related to the prior indebtedness.

Gross margin percentage increased 270 basis points to 30.4% compared to 27.7% for the prior year quarter, primarily due to improvements in Refill gross margin percentage to 34.6% as a result of acquisition synergies and the implementation of new routing and handheld technology. Selling, general and administrative expenses (“SG&A”) were $9.6 million, or 12.7% as a percentage of net sales, compared to $8.2 million, or 11.0% as a percentage of net sales, for the prior year quarter. The increase in SG&A was primarily due to an increase in marketing and advertising spending, which we believe will drive long-term growth.

U.S. GAAP net income was $0.5 million, or $0.01 per diluted share, compared to a net loss of $2.5 million, or $0.07 per diluted share for the prior year quarter. Adjusted net income was $4.5 million, or $0.12 per diluted share, compared to adjusted net income of $2.0 million, or $0.06 per diluted share, for the prior year quarter.

Adjusted EBITDA, a non-U.S. GAAP measure, increased 7.2% to $15.0 million, or 19.7% of net sales from $14.0 million, or 18.7% of net sales for the prior year quarter, driven primarily by the gross margin improvements as described above.

2018 Outlook

For the third quarter of 2018, we expect net sales of $80.5 million to $83.5 million and adjusted EBITDA of $18.2 million to $18.7 million.

We are raising our net sales guidance for the full year 2018 to a range of $305.0 million to $309.0 million, compared to the previous range of $303.0 million to $307.0 million. We are reiterating guidance for adjusted EBITDA of $61.0 million to $63.0 million, as we continue to expect to invest the contribution from the incremental net sales growth into existing and new strategic initiatives.

We do not provide guidance for the most directly comparable GAAP measure to adjusted EBITDA, net income, and similarly cannot provide a reconciliation between our forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates, which include interest expense and non-recurring and acquisition-related costs. These items, among others, are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

Primo will host a conference call with Matt Sheehan, President and Chief Executive Officer and David Mills, Chief Financial Officer, to discuss its financial results at 4:30 p.m. ET today, August 7, 2018. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through August 21, 2018. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water.  Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill drinking water.   Primo’s Dispensers, Exchange and Refill products are available in over 45,000 retail locations and online throughout the United States and Canada.  For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance and statements regarding interest savings under our new credit facility allowing us to accelerate investments in strategic growth initiatives that we believe will drive customer awareness, household penetration and water growth; our belief that an increase in marketing and advertising spending will drive long-term growth; and our expectation that we will continue to invest the contribution from the incremental net sales growth in existing and new strategic initiatives. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers; the consolidation of retail customers and disruption of the retail business model; lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services; difficulties realizing the anticipated benefits and synergies from the Glacier Water acquisition and managing our expanded operations following the acquisition; the highly competitive environment in which we operate and the entry of a competitor with greater resources into the marketplace; competition and other business conditions in the water and water dispenser industries in general; adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers in its Exchange business; the loss of key Company personnel; risks associated with the Company’s potential expansion into international markets, particularly with China, that could be harmful to our business and operations; recently imposed tariffs that cover certain of our products, the potential for increases in existing tariffs or new tariffs, which may materially adversely affect our business, and other potential changes in international trade relations implemented by the U.S. presidential administration; the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues; dependence on key management information systems; the Company's inability to efficiently expand operations and capacity to meet growth; the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all; general economic conditions; the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business; changes in the regulatory framework governing the Company's business; significant liabilities or costs associated with litigation or other legal proceedings; the possibility that our ability to use our net operating loss carryforwards in the United States may be limited; the restrictions imposed upon our business as a result of the restrictive covenants contained in our credit agreements; the Company’s inability to comply with its covenants in its credit facility; the possibility that we may fail to generate sufficient cash flow to service our debt obligations; the negative effects that global capital and credit market issues may have on our liquidity; the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 7, 2018 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and adjusted net income, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as net income (loss) before depreciation and amortization; interest expense, net; income tax (benefit) provision; non-cash change in fair value of warrant liability; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; and loss on disposal of property and equipment and other assets and other.   Adjusted net income is defined as net income (loss) less income tax (benefit) provision; change in fair value of warrant liability; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; loss (gain) on disposal of property and equipment and other assets; and debt refinancing costs.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s Board of Directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net sales	$75,802	$74,817	$149,461	$135,554
Operating costs and expenses:
Cost of sales	52,729	54,079	106,150	96,892
Selling, general and administrative expenses	9,600	8,219	18,800	18,764
Non-recurring and acquisition-related costs	410	2,977	487	7,425
Depreciation and amortization	6,114	6,820	12,171	13,211
Loss (gain) on disposal of property and equipment and other assets	111	(11)	244	(18)
Total operating costs and expenses	68,964	72,084	137,852	136,274
Income (loss) from operations	6,838	2,733	11,609	(720)
Interest expense, net	11,158	5,022	16,444	10,024
Change in fair value of warrant liability	–	–	–	3,220
Loss before income taxes	(4,320)	(2,289)	(4,835)	(13,964)
Income tax (benefit) provision	(4,771)	186	(6,496)	373
Net income (loss)	$451	$(2,475)	$1,661	$(14,337)

Earnings (loss) per common share:
Basic	$0.01	$(0.07)	$0.05	$(0.44)
Diluted	$0.01	$(0.07)	$0.05	$(0.44)

Weighted average shares used in computing earnings (loss) per share:
Basic	35,920	33,463	34,549	32,865
Diluted	37,232	33,463	35,836	32,865

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Segment net sales:
Refill	$44,736	$44,163	$86,211	$80,528
Exchange	20,007	18,121	38,265	34,866
Dispensers	11,059	12,533	24,985	20,160
Total net sales	$75,802	$74,817	$149,461	$135,554

Segment income (loss) from operations:
Refill	13,894	11,497	25,478	20,206
Exchange	6,030	5,381	11,293	10,533
Dispensers	842	1,108	1,986	1,686
Corporate	(7,293)	(5,467)	(14,246)	(12,527)
Non-recurring and acquisition-related costs	(410)	(2,977)	(487)	(7,425)
Depreciation and amortization	(6,114)	(6,820)	(12,171)	(13,211)
Loss (gain) on disposal of property and equipment and other assets	(111)	11	(244)	18
	$6,838	$2,733	$11,609	$(720)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par value data)

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,222	$5,586
Accounts receivable, net	22,802	18,015
Inventories	7,805	6,178
Prepaid expenses and other current assets	9,575	3,409
Total current assets	46,404	33,188

Bottles, net	4,470	4,877
Property and equipment, net	101,034	100,692
Intangible assets, net	141,942	144,555
Goodwill	92,695	92,934
Investment in Glacier securities ($0 and $3,881 available-for-sale, at fair value at June 30, 2018 and December 31, 2017, respectively)	–	6,510
Other assets	223	997
Total assets	$386,768	$383,753

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,189	$18,698
Accrued expenses and other current liabilities	8,559	9,878
Current portion of long-term debt and capital leases	11,119	3,473
Total current liabilities	43,867	32,049

Long-term debt and capital leases, net of current portion and debt issuance costs	187,589	269,793
Deferred tax liability, net	1,959	8,455
Other long-term liabilities	2,250	1,985
Total liabilities	235,665	312,282

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 37,636 and 30,084 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	38	30
Additional paid-in capital	424,427	345,963
Accumulated deficit	(272,091)	(273,752)
Accumulated other comprehensive loss	(1,271)	(770)
Total stockholders’ equity	151,103	71,471
Total liabilities and stockholders’ equity	$386,768	$383,753

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$1,661	$(14,337)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,171	13,211
Loss (gain) on disposal of property and equipment and other assets	244	(18)
Stock-based compensation expense	2,679	3,678
Non-cash interest expense (income)	2,445	(34)
Change in fair value of warrant liability	–	3,220
Bad debt expense	170	108
Deferred income tax (benefit) expense	(6,496)	373
Realized foreign currency exchange loss and other, net	399	4
Changes in operating assets and liabilities:
Accounts receivable	(5,065)	(3,845)
Inventories	(1,638)	(1,301)
Prepaid expenses and other current assets	(1,126)	(587)
Accounts payable	5,248	7,686
Accrued expenses and other current liabilities	(513)	(3,155)
Net cash provided by operating activities	10,179	5,003

Cash flows from investing activities:
Purchases of property and equipment	(8,208)	(9,089)
Purchases of bottles, net of disposals	(1,117)	(1,373)
Proceeds from the sale of property and equipment	154	27
Proceeds from redemption of investment in Glacier securities	3,648	–
Additions to intangible assets	(12)	(100)
Net cash used in investing activities	(5,535)	(10,535)

Cash flows from financing activities:
Borrowings under Revolving Credit Facility	15,000	–
Payments under Revolving Credit Facility	(8,000)	–
Borrowings under prior Revolving Credit Facility	14,000	1,000
Payments under prior Revolving Credit Facility	(14,000)	(1,000)
Borrowings under Term loans	190,000	–
Payments under prior Term loans	(184,140)	(930)
Payments upon redemption of Junior Subordinated Debentures	(87,629)	–
Proceeds from common stock issuance, net of costs	70,791	–
Proceeds from warrant exercises, net	9,486	–
Capital lease payments	(818)	(1,082)
Stock option and employee stock purchase activity and other, net	(7,039)	(3,290)
Debt issuance costs and other	(1,640)	(249)
Net cash used in financing activities	(3,989)	(5,551)
Effect of exchange rate changes on cash and cash equivalents	(19)	(1)
Net increase (decrease) in cash and cash equivalents	636	(11,084)
Cash and cash equivalents, beginning of year	5,586	15,586
Cash and cash equivalents, end of period	$6,222	$4,502

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income (loss)	$451	$(2,475)	$1,661	$(14,337)
Depreciation and amortization	6,114	6,820	12,171	13,211
Interest expense, net	11,158	5,022	16,444	10,024
Income tax (benefit) provision	(4,771)	186	(6,496)	373
EBITDA	12,952	9,553	23,780	9,271
Change in fair value of warrant liability	–	–	–	3,220
Non-cash, stock-based compensation expense	1,387	1,342	2,679	3,678
Non-recurring and acquisition-related costs	410	2,977	487	7,425
Loss on disposal of property and equipment and other assets and other	216	92	400	149
Adjusted EBITDA	$14,965	$13,964	$27,346	$23,743

Primo Water Corporation
Non-GAAP Adjusted Net Income
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Net income (loss)	$451	$(2,475)	$1,661	$(14,337)
Income tax (benefit) provision	(4,771)	186	(6,496)	373
Loss before income taxes	(4,320)	(2,289)	(4,835)	(13,964)
Change in fair value of warrant liability	–	–	–	3,220
Non-cash, stock-based compensation expense	1,387	1,342	2,679	3,678
Non-recurring and acquisition-related costs	410	2,977	487	7,425
Loss (gain) on disposal of property and equipment and other assets	111	(11)	244	(18)
Debt refinancing costs	6,864	–	6,864	–
Adjusted net income	$4,452	$2,019	$5,439	$341

Adjusted earnings per share:
Basic	$0.12	$0.06	$0.16	$0.01
Diluted	$0.12	$0.06	$0.15	$0.01

Weighted average shares used in computing earnings per share:
Basic	35,920	33,463	34,549	32,865
Diluted	37,232	34,699	35,836	34,100